FPIC INSURANCE GROUP, INC.
                  REPORTS FOURTH QUARTER AND YEAR 2003 RESULTS

JACKSONVILLE, Fla. (Business Wire) - February 25, 2004 - FPIC Insurance Group, Inc. (the "Company") (NASDAQ: FPIC) today reported net income of $4.9 million, or $0.49 per diluted share, for the fourth quarter 2003, compared to net income of $5.0 million, or $0.53 per diluted share, for the fourth quarter 2002. Operating earnings increased 43% to $4.9 million, or $0.49 per diluted share, for the fourth quarter 2003, up from operating earnings of $3.4 million, or $0.36 per diluted share, for the fourth quarter 2002.

For the year ended December 31, 2003, net income was $16.6 million, or $1.71 per diluted share, up from a net loss of ($14.7) million, or ($1.56) per diluted share, for the year ended December 31, 2002. During 2002, the Company adopted Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets," which resulted in a one-time, non-cash charge of $29.6 million, net of income taxes. Income before the cumulative effect of accounting change was $14.9 million, or $1.58 per diluted share, for the year ended December 31, 2002. For the year ended December 31, 2003, operating earnings increased 28% to $15.3 million, or $1.58 per diluted share, up from operating earnings of $12.0 million, or $1.27 per diluted share, for the year ended December 31, 2002.

Operating earnings is a non-GAAP measure widely used in the insurance industry to evaluate financial performance over time. Operating earnings is also an often-used tool of investors and analysts in our sector to facilitate understanding of results by excluding the net effects of realized capital gains and losses that are tied to the financial markets, and the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods. The table below reconciles net income
(loss) to operating earnings.

                                                                                  Three Months Ended         Twelve Months Ended
                                                                           -----------------------------  --------------------------
Reconciliation of Net Income (Loss) to Operating Earnings                   Dec 31, 2003   Dec 31, 2002   Dec 31, 2003  Dec 31, 2002
------------------------------------------------------------------------   --------------  -------------  ------------  ------------

Net income (loss)                                                           $    4,933        4,987          16,572        (14,702)
                                                                           --------------  -------------  ------------  ------------

    Adjustments to reconcile net income (loss) to operating earnings:
       Less:  Net realized investment gains, net of income taxes (a)                67        1,582           1,260          2,880
       Less:  Cumulative effect of accounting change, net of income taxes           --           --              --        (29,578)
                                                                           --------------  -------------   -----------  ------------
         Total adjustments                                                          67        1,582           1,260        (26,698)

                                                                           --------------  -------------   -----------  ------------
            Operating earnings                                              $    4,866        3,405          15,312         11,996
                                                                           ==============  =============   ===========  ============

(a) All net realized investment gains, net of income taxes, for the periods reported relate to the insurance segment.


"We ended 2003 with strong earnings momentum," stated John R. Byers, President and Chief Executive Officer, "with operating earnings increasing quarter over quarter and year over year at each of our business segments.

"Our insurance operations continue to focus on our core markets, writing good business at appropriate prices. We are aggressively handling claims and conservatively booking reserves. We are confident in the level of our reserves, as the in-depth, year-end reviews performed by both our internal and independent actuaries demonstrate our reserves' adequacy. Furthermore, our non-insurance operations continue to contribute positive earnings and cash flow and remain an excellent complement to our insurance operations."

                            2003 Financial Highlights
                            -------------------------

   * Net income of $1.71 per diluted share and operating earnings of $1.58 per diluted share for the year ended December 31, 2003
   * Income before cumulative effect of accounting change increased 11% year over year
   *    Operating earnings up 43% quarter over quarter and 28% year over year
   *    Eighth consecutive quarter of positive consolidated operating earnings
   * Lower revenues for the quarter and year due to higher ceded reinsurance premiums, lower net investment income and lower realized investment gains
   * Improved underwriting results with a GAAP combined ratio of 99% for the year 2003
   *    Growth in cash and invested assets to $623 million in 2003
   * Increases in assets, reserves, shareholders' equity and statutory surplus during 2003
   *    Operating cash flow of $90 million for the year 2003
   *    9% return on average equity based on net income for the year 2003

                           2003 Operational Highlights
                           ---------------------------

   *    Overall policyholder retention levels remained high
   *    Third year of significant pricing improvements
   *    Continued focus on core markets and products
   *    Continuation of selective underwriting and strong claims management
   *    Overall claims results remained within expectations
   *    Integration of insurance operations
   * Participation in three private offerings of trust preferred securities and senior notes
   *    Full repayment and early retirement of commercial bank debt
   *    Commutation of all Gerling Global reinsurance exposure
   * Successful negotiation of 2004 reinsurance program at a lower overall cost
   *    Active participation in Florida 2003 tort reform legislation

Mr. Byers, commenting on 2003 accomplishments, said, "We achieved our financial and business goals during 2003. Financially, we materially improved our operating earnings and grew the statutory surplus of our insurers. In addition, we enhanced our capitalization by replacing restrictive, short-term commercial bank debt with long-term trust preferred securities and senior notes that offer us more operating flexibility and improved liquidity. Operationally, we successfully integrated our insurance operations, which affords us efficiencies that will improve our bottom line. We believe these accomplishments, along with our solid financial results, echo our commitment to the long-term interests of our shareholders and our policyholders."

Looking ahead to 2004, Mr. Byers said, "Our hard work and achievements throughout 2003 have further established FPIC as a consistently stable and profitable organization. We are positioned financially and operationally to capitalize on opportunities in 2004."

                                 Conference Call
                                 ---------------
FPIC will host a conference call at 11 a.m., Eastern Time, Thursday, February 26, 2004, to review fourth quarter and year-end 2003 results. Mr. Byers and Kim D. Thorpe, FPIC's Executive Vice President and Chief Financial Officer, will host the call. Messrs. Byers and Thorpe, together with Robert E. White, Jr., President of First Professionals Insurance Company, Inc., FPIC's largest insurance subsidiary, will take questions on an interactive basis from FPIC's analysts and investors. To access the conference call, please dial
(888) 428-4478 (USA) or (651) 291-0618 (International).

The conference call will also be broadcast live over the Internet in a listen-only format via FPIC's corporate website at http://www.fpic.com. To access the call from FPIC's home page, click on "Investor Relations" and a conference call link will be provided to connect listeners to the broadcast.

Questions can be submitted in advance of the call until 10 a.m., Eastern Time, Thursday, February 26, 2004 via e-mail at ir@fpic.com or through FPIC's corporate website at http://www.fpic.com, where a link on the "Investor Relations" page has been provided.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 4:15 p.m., Eastern Time, Thursday, February 26, 2004 and ending at 11:59 p.m., Eastern Time, Saturday, February 28, 2004. To access the telephone replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and use the access code 719004. A replay of the conference call webcast will also be available beginning at 1 p.m., Eastern Time, Thursday, February 26, 2004 on FPIC's website.

                                Corporate Profile
                                -----------------
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of professional liability insurance for physicians, dentists and other healthcare providers. FPIC also provides management and administration services to Physicians' Reciprocal Insurers ("PRI"), a New York medical professional liability insurance reciprocal, and third party administration services both within and outside the healthcare industry.

                             Safe Harbor Disclosure
                             ----------------------
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Any written or oral statements made by or on behalf of FPIC may include forward-looking statements, which reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to:

i) Uncertainties relating to government and regulatory policies (such as subjecting FPIC to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting our current operations);
ii) The occurrence of insured or reinsured events with a frequency or severity exceeding our estimates;
iii) Legal developments, including claims for extra-contractual obligations or in excess of policy limits in connection with the administration of insurance claims;
iv) Developments in global financial markets that could affect our investment portfolio and financing plans;
v)     The impact of surplus constraints on growth;
vi) Developments in reinsurance markets that could affect our reinsurance programs;
vii) The impact of mergers and acquisitions, including the ability to successfully integrate acquired businesses and achieve cost savings, competing demands for our capital and the risk of undisclosed liabilities;
viii) The ability to integrate Anesthesiologists Professional Assurance Company's operations into First Professionals' operations and achieve associated cost savings;
ix) Risk factors associated with financing and refinancing, including the willingness of credit institutions to provide financing and the availability of credit generally;
x) The competitive environment in which FPIC operates, including reliance on agents to place insurance, physicians electing to practice without insurance coverage, related trends and associated pricing pressures and developments;
xi)    The actual amount of new and renewal business;
xii) Rates, including rates on excess policies, being subject to or mandated by legal requirements and regulatory approval, which could affect our business or reinsurance arrangements;
xiii)  The loss of the services of any of our executive officers;
xiv)   The uncertainties of the loss reserving process;
xv)    The ability to collect reinsurance recoverables;
xvi) Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents' ability to place insurance business on behalf of FPIC;
xvii) The dependence of the reciprocal management segment upon a single major customer, PRI, for the preponderance of its revenue;
xviii) Risks of impairment of assets, generally including the risk of impairment or inability to continue to recognize deferred acquisition costs, deferred tax assets, goodwill and other deferred or intangible assets;

xix) General economic conditions, either nationally or in our market areas, that are worse than expected;
xx)    Adverse changes in securities markets; and

       other risk factors discussed elsewhere within FPIC's Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on November 12, 2003, and in FPIC's Form 10-K for the year ended December 31, 2002, filed with the SEC on March 28, 2003.

The words "believe," "anticipate," "foresee," "estimate," "project," "plan," "expect," "intend," "hope," "should," "will," "will likely result" or "will continue" and variations thereof or similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. FPIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

                                     Contact
                                     -------
                                Roberta Goes Cown
                   Senior Vice President and Corporate Counsel
                         (904) 354-2482, Extension 3287

             For all your investor needs, FPIC is on the Internet at
                               http://www.fpic.com
                               -------------------
                 Got a Tough Question? E-mail us at ir@fpic.com
                  FPIC: Providing Answers in a Changing Market

                           FPIC Insurance Group, Inc.
                        Unaudited Selected Financial Data
                             (Dollars In Thousands)

                                                                        Three Months Ended             Twelve Months Ended
                                                                   ------------------------------ ------------------------------
Consolidated Statements of Income (Loss)                            Dec 31, 2003   Dec 31, 2002    Dec 31, 2003     Dec 31, 2002
-----------------------------------------------------------------  ------------------------------ ------------------------------

Revenues
    Net premiums earned                                          $     29,992         34,347      $  131,665            151,684
    Claims administration and management fees                          12,372         11,473          40,895             37,034
    Net investment income                                               4,512          4,588          18,414             20,977
    Commission income                                                   1,093          1,787           7,658              6,215
    Net realized investment gains                                         109          2,575           2,052              4,688
    Finance charge and other income                                       283            572           1,040              1,342
                                                                   --------------- -------------- ---------------   ------------
        Total revenues                                                 48,361         55,342         201,724            221,940
                                                                   --------------- -------------- ---------------   ------------

Expenses
    Net losses and loss adjustment expenses ("LAE")                    25,689         33,838         118,974            139,571
    Other underwriting expenses                                         3,322          3,543          11,219             19,155
    Claims administration and management expenses                       8,917          9,553          34,098             32,898
    Interest expense on debt                                            1,379          1,115           5,886              4,762
    Other expenses                                                      1,537            785           5,658              1,844
                                                                   --------------- -------------- ---------------   ------------
        Total expenses                                                 40,844         48,834         175,835            198,230
                                                                   --------------- -------------- ---------------   ------------

Income before income taxes and cumulative effect of
    accounting change                                                   7,517          6,508          25,889             23,710

    Less: Income tax expense                                            2,584          1,521           9,317              8,834
                                                                   --------------- -------------- ---------------   ------------

Income before cumulative effect of accounting change                    4,933          4,987          16,572             14,876

    Less: Cumulative effect of  accounting change (net of an
      $18,784 income tax benefit)                                          --             --              --             29,578
                                                                   --------------- -------------- ---------------   ------------

Net income (loss)                                                $      4,933          4,987     $    16,572            (14,702)
                                                                   =============== ============== ===============   ============

Basic earnings (loss) per common share                           $       0.51           0.53     $      1.75              (1.57)
                                                                   =============== ============== ===============   ============

Diluted earnings (loss) per common share                         $       0.49           0.53     $      1.71              (1.56)
                                                                   =============== ============== ===============   ============

Basic weighted average common shares outstanding                        9,601          9,391           9,483              9,387
                                                                   =============== ============== ===============   ============

Diluted weighted average common shares outstanding                     10,003          9,391           9,665              9,432
                                                                   =============== ============== ===============   ============

Selected Consolidated Statement of Financial Position Information                                  Dec 31, 2003     Dec 31, 2002
-----------------------------------------------------------------                                 ---------------   ------------
Total cash and investments                                                                        $  622,701            538,720
Total assets                                                                                      $1,183,130          1,026,431
Liability for losses and LAE                                                                      $  574,529            440,166
Liability for losses and LAE, net of reinsurance                                                  $  298,763            272,007
Long term debt                                                                                    $   46,083                 --
Revolving credit facility                                                                         $       --             37,000
Term loan                                                                                         $       --             10,208
Total shareholders' equity                                                                        $  186,657            165,913
Book value per common share                                                                       $    19.10              17.67
Tangible book value per common share*                                                             $    17.09              15.55
Common shares outstanding                                                                              9,771              9,391
Statutory surplus of insurance subsidiaries                                                       $  133,882            125,470

* Excludes goodwill of $18,870 and $18,870 and intangible assets of $782 and
  $1,034 as stated in consolidated balance sheet at 12/31/03 and 12/31/02, respectively
                                                                   Three Months Ended             Twelve Months Ended
                                                                   ------------------------------ ------------------------------
Selected Consolidated Cash Flow Information                         Dec 31, 2003   Dec 31, 2002    Dec 31, 2003     Dec 31, 2002
-----------------------------------------------------------------  ------------------------------ ------------------------------
Net cash provided by operating activities                        $     40,640         46,081      $   89,930             98,126
Net cash used in investing activities                            $    (58,404)       (34,452)     $  (91,126)           (81,362)
Net cash used in financing activities                            $     (1,767)        (1,458)     $     (329)            (5,395)

                           FPIC Insurance Group, Inc.
                  Unaudited Selected Financial Data (Continued)
                             (Dollars In Thousands)

                                                                   Three Months Ended           Twelve Months Ended
                                                                ---------------------------  --------------------------
                                                                Dec 31, 2003   Dec 31, 2002  Dec 31, 2003   Dec 31, 2002
                                                                ---------------------------  --------------------------
Segment Reconciliation of Total Revenues
--------------------------------------------------------------
Insurance                                                     $      35,446        42,543  $     154,913       180,775
Reciprocal management                                                10,145         9,827         36,604        31,678
Third party administration                                            4,165         4,092         16,514        15,302
Intersegment eliminations                                            (1,395)       (1,120)        (6,307)       (5,815)
                                                                ------------   -----------   ------------   -----------
    Total  revenues                                           $      48,361        55,342  $     201,724       221,940
                                                                ============   ===========   ============   ===========

Segment Reconciliation of Net Income (Loss)
--------------------------------------------------------------
Insurance                                                     $       2,187         2,781  $       6,463         7,961
Reciprocal management                                                 2,604         2,161          9,179       (17,759)
Third party administration                                              142            45            930        (4,904)
                                                                ------------   -----------   ------------   -----------
    Net  income (loss)                                        $       4,933         4,987  $      16,572       (14,702)
                                                                ============   ===========   ============   ===========

Selected Insurance Segment Information
--------------------------------------------------------------

GAAP combined ratio:
    Loss ratio                                                          86%           99%            90%           92%
    Underwriting expense ratio                                          11%           10%             9%           13%
                                                                ------------   -----------   ------------   -----------
    Combined ratio                                                      97%          109%            99%          105%
                                                                ============   ===========   ============   ===========

Direct and assumed premiums written                           $      64,003        74,187        340,741       344,727
                                                                ============   ===========   ============   ===========

Net premiums written                                          $      21,643        33,336        143,134       140,248
                                                                ============   ===========   ============   ===========

Net paid losses and LAE on professional liability claims      $      34,917  (b)   20,713        112,443  (b)   92,497
                                                                ============   ===========   ============   ===========
Average net paid loss per professional liability claim with
    indemnity payment                                         $         235  (b)      153            213  (b)      184
                                                                ============   ===========   ============   ===========
Total professional liability claims and incidents reported
    during the period                                                   657           735          3,063         3,191
                                                                ============   ===========   ============   ===========
Total professional liability claims with indemnity payment               88            64            283           293
                                                                ============   ===========   ============   ===========
Total professional liability claims and incidents closed
    without indemnity payment                                           697           806          1,965         2,104
                                                                ============   ===========   ============   ===========
Professional liability policyholders (excludes fronting
    arrangements):
    Medical professional liability policyholders                                                  13,919        15,117
    Legal professional liability policyholders                                                     --            1,798
                                                                                             ------------   -----------
    Total professional liability policyholders                                                    13,919        16,915
                                                                                             ============   ===========
Professional liability policyholders under fronting arrangements                                   2,136         4,544
                                                                                             ============   ===========
Selected Reciprocal Management Segment Information
--------------------------------------------------------------
Reciprocal premiums written under management                  $      46,915        31,881  $     205,557       186,924
                                                                ============   ===========   ============   ===========

                                                                                                        As of
                                                                                             --------------------------
                                                                                             Dec 31, 2003   Dec 31, 2002
                                                                                             --------------------------

Reciprocal statutory assets under management                                               $     860,463       821,396
                                                                                             ============   ===========
Professional liability policyholders under management                                             11,149        10,547
                                                                                             ============   ===========

Selected Third Party Administration Segment Information
--------------------------------------------------------------
Covered lives under employee benefit programs                                                    106,927       109,171
                                                                                             ============   ===========
Covered lives under workers' compensation programs                                                38,400        38,100
                                                                                             ============   ===========

(b) For the purpose of period over period comparison, net paid losses do not take into account $23,226 received in connection with the Gerling commutation during fourth quarter 2003, which would be a reduction to reported net paid losses. The remaining change reflects differences in reinsurance terms applicable to claims paid and additional retention resulting from the Gerling commutation. Adjusted for the effects of these factors, our average net paid losses and overall severity trends were in line with those assumed in our carried reserves.